IN THE CIRCUIT COURT OF THE TWENTIETH JUDICIAL CIRCUIT IN AND FOR
LEE COUNTY, FLORIDA
CIVIL ACTION

DONALD STEINBERG,
Plaintiff,

v. CASE NO. 25-CA-003873

MICHAEL SHEIKH, an individual, and
EXOUSIA PRO, INC., a Florida
Corporation,
Defendants.
_______________________________________/

MICHAEL SHEIKH, an individual, and
EXOUSIA PRO, INC., a Florida
Corporation,
Counter-Plaintiffs
and Third-Party Plaintiff,
v.

DONALD STEINBERG, individually,
KIMBERLY CARLSON, individually,
ZAWI NOW, LLC, a Florida limited liability
company, MARIJUANA, INC. a Florida
corporation, EARTH ONYX, LLC,
and CLEARTRUST, LLC a Florida
limited liability company and nominal
Defendant,
Counter-Defendant
and Third-Party Defendants.
_______________________________________/

MUTUAL GENERAL RELEASE AND SETTLEMENT AGREEMENT

This Mutual General Release and Settlement Agreement ("Agreement") is entered into between the Defendants/Counter-Plaintiffs/Third-Party Plaintiffs, MICHAEL SHEIKH ("SHEIKH") and EXOUSIA PRO, INC. ("EXOUSIA"), on the one hand, and the Plaintiff/Counter-Defendant/Third-Party Defendant, DONALD STEINBERG ("STEINBERG"), and Third-Party Defendants, KIMBERLY CARLSON ("CARLSON"), ZAWI NOW, LLC ("ZAWI"), MARIJUANA, INC. ("MARIJUANA"), EARTH ONYX, LLC ("EARTH ONYX"), and BLUE RIDGE ENTERPRISES, LLC ("BLUE RIDGE"), on the other hand (the parties hereto

shall be referred to collectively herein as the "PARTIES" and individually as a "PARTY"). It is effective when the last PARTY executes this Agreement.

1. **Definitions:**

   A. The term "CLAIMS" as used in this Agreement shall refer to each and every claim, assertion, dispute, Complaint, Counterclaim, Third-Party Complaint, cause of action, or other matter of any sort about which STEINBERG, SHEIKH, and/or EXOUSIA did or could have asserted in the LAWSUIT (defined below) from the beginning of time through the effective date of this Agreement.

   B. The term "LAWSUIT" as used in this Agreement shall refer to that specific Lawsuit filed by: a) STEINBERG against SHEIKH and EXOUSIA in the Circuit Court of the Twentieth Judicial Circuit in and for Lee County, Florida, bearing Case Number 25-CA-3873; and b) SHEIKH and EXOUSIA against STEINBERG, CARLSON, ZAWI, MARIJUANA, and EARTH ONYX in the Circuit Court of the Twentieth Judicial Circuit in and for Lee County, Florida, bearing Case Number 25-CA-3873.

2. **Full Settlement.** In consideration of this Agreement, and in exchange for the terms and conditions set forth below, and all other considerations described herein, the sufficiency and receipt of which are acknowledged by all Parties, and without admission of liability, and in full satisfaction of any and all Claims, STEINBERG agrees to dismiss all Claims against SHEIKH and EXOUSIA and the Lawsuit, with prejudice, and SHEIKH and EXOUSIA agree to dismiss all Claims against STEINBERG, CARLSON, ZAWI, MARIJUANA, and EARTH ONYX and the Lawsuit, with prejudice, as noted below.

3. **Recitals.** The preceding recitals are true, correct, and incorporated herein in their entirety.

<u>Terms and Conditions</u>

4. **Consideration.** As consideration for the execution of this Agreement, STEINBERG shall release the Promissory Note, dated October 25, 2024, in the amount of $200,000.00 and subsequently marking the Promissory Note as satisfied. STEINBERG shall also satisfy, cancel, and release the Closing Note with a principal of $100,000.00, referenced within the Control Securities Purchase Agreement attached as Exhibit D to the Third Amended and Verified Counterclaim and Third-Party Complaint and marking that Closing Note also satisfied.

5. **Carlson's Shares.** Free and clear of any liens and encumbrances, CARLSON shall sell 2,060,000 of her shares in EXOUSIA to EXOUSIA for the purchase price of $40,000.00, the closing of which shall occur within thirty (30) days from the execution of this Agreement.

6. **Steinberg, Earth Onyx, and Blue Ridge's Shares.** Free and clear of any liens or encumbrances, STEINBERG shall sell 613,000 of his shares in EXOUSIA to EXOUSIA; EARTH ONYX shall sell 2,974,511 shares in EXOUSIA to EXOUSIA; and BLUE RIDGE shall sell 650,000 shares in EXOUSIA to EXOUSIA, for the combined total purchase price of $107,500.00, the closing of which shall occur within thirty (30) days from the execution of this Agreement.

7. **Public Statements Regarding Settlement.** The Parties agree that they will not issue any press release or make any public announcement or statement regarding this Agreement or the lawsuit without the prior written approval of the other Party. The Parties agree to a joint statement in the form attached hereto as **Exhibit A** (the "Approved Statement"). Any authorized public comments must be strictly consistent with the Approved Statement and cannot be disparaging or negative towards any Party.

8. **Denial of Liability by the Parties.** It is understood, agreed to, and stipulated by the Parties that all Parties have denied, and still deny liability on the merits of any and all Claims, including those asserted in the Lawsuit, and that this Agreement is entered into to avoid the further time, costs, and uncertainty of litigation. Accordingly, the settlement of the claims asserted in the Lawsuit, and the obligations created by this Agreement are not intended as, and shall not be construed as, an admission of liability of any of the Parties or any other person or entity on any claim, whether or not asserted in the Lawsuit. Accordingly, this Agreement does not constitute an adjudication or finding on the merits. It is not and shall not be construed as an admission by the Parties of any violation of state or federal laws, statutes, or regulations. Moreover, neither this Agreement nor anything in this Agreement shall be construed to be, or shall be, admissible in any proceeding as evidence of, or admission by, the Parties of any violation of state or federal laws, statutes, or regulations. However, this Agreement may be introduced in any proceeding to enforce the Agreement.

9. **Mutual and General Release.** Accordingly, STEINBERG, CARLSON, ZAWI, MARIJUANA, EARTH ONYX, BLUE RIDGE, together with his successors and assigns (hereinafter the "Steinberg Parties") , hereby fully and finally settles, remises, releases, acquits, satisfies, and forever discharges any and all Claims, including but not limited to those in the Lawsuit and causes of action which could have been or were asserted, including, but not limited to, those sounding in tort, breach of contract, and/or any other statutes, laws, and/or regulations, breach of fiduciary duty, unjust enrichment, private nuisance, negligence,

gross negligence, derivative claims, claims involving willful and wanton disregard, equitable relief, including, but not limited to, injunctive relief, declaratory relief, specific performance, promissory estoppel, any violations involving breach of statutory, common law, or duties under federal or state statutory law, common law, conversion, fraud, misappropriation, loss of personal property, fraudulent misrepresentation, negligent misrepresentation, bad faith or extra-contractual damages, medical expenses, moving expenses, carrying costs, costs of alternate housing, trespass to property, foreclosure or enforcement of any lien, negligent infliction of emotional distress, intentional infliction of emotional distress, pain and suffering, strict liability, vicarious liability, lost income, lost profits, tortious, negligent, and/or intentional interference with a business or contractual relationship, loss of personal, financial, and/or business reputation, civil rights violations, and all other demands, claims for damages, attorneys' fees, costs, interest, actions, causes of action, liabilities, suits, judgments, liens, losses, expenses, debts, obligations, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, promises, contracts, agreements, controversies, variances, trespasses, executions, and demands of any kind or nature whatsoever, in law or equity, on account of all damages, including actual, compensatory, statutory, economic, non-economic, punitive, and all other damages, both to person and property, whether known or unknown, whether accrued or unaccrued, consequential and/or incidental, suspected or unsuspected, fixed or contingent, whether or not asserted, threatened, alleged, or litigated, which the Steinberg Parties ever had or now have against SHEIKH and EXOUSIA, including direct, indirect and vicarious liability, and/or any equitable relief and injunctive relief, resulting from any act or omission by or on the part of SHEIKH and/or EXOUSIA, committed or omitted prior to the date of this Agreement, including, but not limited to, the claims that were asserted, or could have been asserted, by the Steinberg Parties against the SHEIKH and EXOUSIA in the Lawsuit, or that in any way arise out of the Lawsuit.

In exchange, the SHEIKH and EXOUSIA hereby fully and finally settle any and all Claims including but not limited to those that could have been raised as a counterclaim, cross claim, or third party claim in the Lawsuit and any other disputes, claims, and causes of action which could have been or were asserted, including, but not limited to, those sounding in tort, breach of contract, and/or any other statutes, laws, and/or regulations, breach of fiduciary duty, unjust enrichment, private nuisance, negligence, gross negligence, derivative claims, claims involving willful and wanton disregard, equitable relief, including, but not limited to, injunctive relief, declaratory relief, specific performance, promissory estoppel, any violations involving breach of statutory, common law, or duties under federal or state statutory law, common law, conversion, fraud, misappropriation, loss of personal property, fraudulent misrepresentation, negligent misrepresentation, bad faith or extra-contractual damages, medical expenses, moving expenses, carrying costs, costs of alternate housing, trespass to property, foreclosure or enforcement of any lien, negligent infliction of emotional distress, intentional infliction of emotional distress, pain and suffering, strict liability, vicarious liability, lost income, lost profits, tortious, negligent, and/or intentional interference with a business or

contractual relationship, loss of personal, financial, and/or business reputation, civil rights violations, and all other demands, claims for damages, attorneys' fees, costs, interest, actions, causes of action, liabilities, suits, judgments, liens, losses, expenses, debts, obligations, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, promises, contracts, agreements, controversies, variances, trespasses, executions, and demands of any kind or nature whatsoever, in law or equity, on account of all damages, including actual, compensatory, statutory, economic, non-economic, punitive, and all other damages, both to person and property, whether known or unknown, consequential and/or incidental, suspected or unsuspected, fixed or contingent, whether or not asserted, threatened, alleged, or litigated, which SHEIKH and EXOUSIA ever had or now have the Steinberg Parties, including direct, indirect and vicarious liability, and/or any equitable relief and injunctive relief, resulting from any act or omission by or on the part of Steinberg Parties, committed or omitted prior to the date of this Agreement, including, but not limited to, the claims that were asserted, or could have been asserted, by SHEIKH and EXOUSIA against the Steinberg Parties in the Lawsuit, or that in any way arise out of the Lawsuit.

Such Release does not apply to the Parties' obligations and rights under this Mutual General Release and Settlement Agreement, the terms and provisions of which shall survive the execution of this Agreement and dismissal of the Lawsuit.

10. **Consideration Acknowledged.** The Parties acknowledge that the covenants in this Agreement provide good and sufficient consideration for every promise, duty, release, obligation, and right contained in this Agreement.

11. **Authority.** The Parties hereby warrant and represent that this Agreement has been duly authorized, executed, and delivered by each Party, that this Agreement constitutes valid and binding obligations enforceable against each of the Parties by the terms contained herein, and that the execution and delivery of this Agreement will not violate or contravene in any way the articles of incorporation or bylaws or partnership agreement, as may be applicable, of any of the Parties or any agreement or instrument to which any of the Parties is a party.

12. **Ownership of Claims.** The Parties warrant and represent that they own all of the Claims, including those asserted in the Lawsuit, which the Parties release by this Agreement and that neither Party has sold, assigned, granted, or transferred, and will not sell, assign, grant, or transfer to any other person, firm, or company, any of such Claims or causes of action or any part thereof. The Parties further warrant that nothing would prohibit any of them from entering into or abiding by the terms and conditions of this Agreement.

13. **Costs and Attorneys' Fees.** The Parties agree that they will each pay their own respective attorneys' fees and costs incurred in connection with the Lawsuit. EXOUSIA shall be responsible for paying the costs associated with the Mediation of this Lawsuit.

14. **Entirety and Amendments.** This instrument embodies the entire Agreement between the Parties regarding this settlement, supersedes all prior agreements and understandings, if any, relating to the subject matter hereof, and may be amended only by an instrument in writing executed jointly by the Parties and supplemented only by documents delivered, or to be delivered, by the express terms hereof.

15. **Governing Law.** This Agreement is entered into in the State of Florida and shall be construed and interpreted by the laws of the State of Florida. If any party fails to comply with any provision of this Agreement, the non-breaching Party shall be entitled to enforce this Agreement through all available legal means.

16. **Parties Bound.** This Agreement shall be binding upon and inure to the benefit of the Parties, their respective heirs, successors, and assigns.

17. **Counterparts.** This Agreement may be executed in identical counterparts, each of which shall be deemed to be an original for all purposes, and while the Parties intend to exchange the original executed settlement papers, a scanned and electronically transmitted copy of this executed Agreement with SHEIKH and EXOUSIA's notarized signatures shall be enforceable as an original.

18. **Severability.** If any provision or any part of any provision of this Agreement is for any reason held to be invalid, illegal, unenforceable, or contrary to any public policy, law, statute, or ordinance, then the remainder of this Agreement shall not be affected thereby and shall remain valid and fully enforceable, provided such construction does not cause this Agreement to fail in its essential purpose.

19. **Non-Disparagement.** "The Parties agree that they will not, at any time, make, publish, or communicate to any person or entity, or in any public forum, any defamatory, untruthful, or disparaging remarks, comments, or statements concerning the other Party (including the Company's officers, directors, and employees), or that would cause the other Party embarrassment or humiliation or otherwise cause or contribute to them being held in disrepute."

20. **Further Executions.** The Parties agree to cooperate fully, execute any and all supplementary documents, and take all additional actions that may be reasonably necessary or appropriate to give full force to this Agreement's basic terms and intent, which are consistent with its terms.

By our signatures below we have read and understand fully the effect of entering into this Agreement and agree to be bound thereby.

IN WITNESS WHEREOF, ____________, as ___________ of EXOUSIA PRO, INC. has hereunto set his/her hand and seal in ____________County, State of Florida, this _________ day of ______________, 2026.

EXOUSIA PRO, INC.

BY: ____________________________
(Signature)

____
(Print Name)

____
(Print Tile)

IN WITNESS WHEREOF, MICHAEL SHEIKH, has hereunto set his hand and seal in ___________ County, State of Florida, this ______ day of ________________, 2026.

MICHAEL SHEIKH

____
Michael Sheikh, Individually

20. **Further Executions.** The Parties agree to cooperate fully, execute any and all supplementary documents, and take all additional actions that may be reasonably necessary or appropriate to give full force to this Agreement's basic terms and intent, which are consistent with its terms.

By our signatures below we have read and understand fully the effect of entering into this Agreement and agree to be bound thereby.

IN WITNESS WHEREOF, ______________, as ____________ of EXOUSIA PRO, INC. has hereunto set his/her hand and seal in ______________County, State of Florida, this __________ day of ________________, 2026.

EXOUSIA PRO, INC.

BY: ______________________
(Signature)

____
(Print Name)

____
(Print Tile)

IN WITNESS WHEREOF, MICHAEL SHEIKH, has hereunto set his hand and seal in ____________ County, State of Florida, this ______ day of ________________, 2026.

MICHAEL SHEIKH

____
Michael Sheikh, Individually

IN WITNESS WHEREOF, DONALD STEINBERG, has hereunto set his hand and seal in Lee County, State of Florida, this 13th day of March, 2026.

DONALD STEINBERG

Donald Steinberg, Individually

JACQUELYN B. BURNHAM
MY COMMISSION # HH 290595
EXPIRES: November 21, 2026

IN WITNESS WHEREOF, KIMBERLY CARLSON, has hereunto set her hand and seal in Lee County, State of Florida, this 13th day of March, 2026.

JACQUELYN B. BURNHAM
MY COMMISSION # HH 290595
EXPIRES: November 21, 2026

KIMBERLY CARLSON

Kimberly Carlson, Individually

IN WITNESS WHEREOF, KIMBERLY Clarkson, as PRESIDENT of ZAWI NOW, LLC, has hereunto set his/her hand and seal in Lee County, State of Florida, this 13th day of March, 2026.

JACQUELYN B. BURNHAM
MY COMMISSION # HH 290595
EXPIRES: November 21, 2026

ZAWI NOW, LLC

BY: ______________________
(Signature)

Kimberly Carlson
(Print Name)

President
(Print Tile)

IN WITNESS WHEREOF, DONALD STEINBERG PRESIDENT of MARIJUANA, INC., has hereunto set his/her hand and seal in Lee County, State of Florida, this 13th day of March, 2026.

JACQUELYN B. BURNHAM
MY COMMISSION # HH 290595
EXPIRES: November 21, 2026

MARIJUANA, INC.

BY: ______________________

(Signature)

DONALD STEINBERG
(Print Name)

PRESIDENT
(Print Tile)

IN WITNESS WHEREOF, DONALD STEINBERG PRESIDENT of EARTH ONYX, LLC, has hereunto set his/her hand and seal in Lee County, State of Florida, this 13th day of March, 2026.

JACQUELYN B. BURNHAM
MY COMMISSION # HH 290595
EXPIRES: November 21, 2026

EARTH ONYX, LLC

BY: ______________________
(Signature)

DONALD STEINBERG
(Print Name)

PRESIDENT
(Print Tile)

IN WITNESS WHEREOF, DONALD STEINBERG, as PRESIDENT of BLUE RIDGE ENTERPRISES, LLC, has hereunto set his/her hand and seal in Lee County, State of Florida, this 13th day of March, 2026.

JACQUELYN B. BURNHAM
MY COMMISSION # HH 290595
EXPIRES: November 21, 2026

BLUE RIDGE ENTERPRISES, LLC

BY: ______________________

(Signature)

Donald Steinberg
(Print Name)

President
(Print Tile)

EXHIBIT "A"

FOR IMMEDIATE RELEASE

Exousia Pro, Inc. Announces Favorable Litigation Settlement, Highlighting Significant Debt Elimination and Share Cancellation to Enhance Shareholder Value

ORLANDO, FLORIDA — March 13, 2026 — Exousia Pro, Inc. (OTCPK: MAJI), a clinical-stage biotechnology leader specializing in proprietary exosome-based delivery systems, today announced the successful settlement of its outstanding litigation involving a former Director. This landmark agreement represents a pivotal financial milestone for the Company, delivering immediate and substantial value to current shareholders by improving the capital structure and strengthening the balance sheet.

Under the terms of the settlement, which is expected to close within 30 days, Exousia Pro will make a one-time, strategic payment of $147,500 to the involved parties. In exchange, the Company will secure highly favorable financial restructuring outcomes.

For the purposes of the Company's upcoming financial reporting and audits, these events will be recorded under Generally Accepted Accounting Principles (GAAP) and will provide the following distinct benefits to the Company and its shareholders:

- **Significant Debt Reduction:** The settlement triggers the complete cancellation of a $200,000 promissory note issued at closing, as well as the cancellation of the remaining balance on the note tied to the control block of Preferred Stock. Removing these liabilities immediately strengthens Exousia's balance sheet and frees up future cash flow.
- **Reversal of Share Dilution:** The agreement secures the cancellation and return to treasury of 6,297,511 shares of Common Stock. Retiring this sizable block of shares reverses prior dilution, directly increasing the equity value, earnings-per-share potential, and ownership percentage of all current shareholders.
- **Enhanced Audit Readiness and Transparency:** By formally clearing these contested liabilities and equity issuances from the general ledger under GAAP, the Company is positioned for a clean, streamlined audit. This provides greater financial transparency and reinforces confidence within the investment community.

By resolving this legacy dispute efficiently, Exousia Pro's management team can now focus entirely on advancing its core clinical pipeline and expanding its telehealth initiatives without the distraction or financial overhang of litigation.

About Exousia Pro, Inc. Exousia Pro, Inc. is a biotechnology company at the forefront of exosome research, focused on developing next-generation delivery systems for therapeutic and diagnostic applications. Through its expanding telehealth division, the Company aims to bridge the gap between clinical innovation and patient access.

Forward-Looking Statements This press release contains forward-looking statements regarding the timing of definitive agreements, the closing of the aforementioned settlement, and the expected benefits of financial restructuring and acquisitions. These statements are based on current expectations and involve risks and uncertainties that could cause actual results to differ materially from those anticipated.

Matt Dwyer